UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

122 East 42nd Street, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Option Awards

On April 13, 2017, the compensation committee of the board of directors of Snap Interactive, Inc. (the “Company”) awarded Alexander Harrington (i) a stock option representing the right to purchase 80,000 shares of common stock at an exercise price equal to $3.63 per share, with the shares underlying this stock option vesting 25% on the six month anniversary of the date of grant and the remaining three tranches vesting on each of the first, second and third anniversaries of the first vesting date, provided that Mr. Harrington is providing services to the Company on such dates (the “Harrington Standard Award”), and (ii) a stock option representing the right to purchase 24,000 shares of common stock at an exercise price equal to $3.63 per share, with the shares underlying this stock option vesting based on the Company’s Annual Revenues (as defined below) equaling or exceeding the following thresholds at any time within the four-year period commencing on the date of grant, in each case provided that Mr. Harrington is providing services to the Company on such dates: (a) $40 million – 8,000 shares vest, (b) $60 million – 8,000 shares vest and (c) $100 million – 8,000 shares vest (the “Harrington Performance Award”). The award of each of these stock options is subject to the approval by the Company’s stockholders of the First Amendment (the “Amendment”) to the Snap Interactive, Inc. 2016 Long-Term Incentive Plan (the “Incentive Plan”) at the Company’s 2017 Annual Meeting of Stockholders to be held on May 25, 2017. If the Amendment is not approved by the Company’s stockholders, these stock options will be deemed to have been granted outside of the Incentive Plan.

With respect to the Harrington Performance Award, capitalized terms used and not otherwise defined herein shall have the meanings set forth below:

(i)           “Acquired Entity” means an entity acquired by the Company in a Qualifying Transaction.

(ii)          “Annual Revenues” means the sum of (A) the Company’s total revenue for a fiscal year, as reported on the Company’s Annual Report on Form 10-K for that fiscal year, which is filed with the U.S. Securities and Exchange Commission (the “SEC”) and (B) the annualized Revenue for each Acquired Entity for the fiscal year in which a Qualifying Transaction occurs, in each case excluding any non-recurring items included on the Company’s annual income statement for such fiscal year.

(iii)         “Annualized Revenue” means the amount determined by multiplying (A) an Acquired Entity’s total revenue for the period beginning on the closing date of a Qualifying Transaction and ending on the last day of the Company’s fiscal year in which the Qualifying Transaction occurred (the “Measurement Period”), as reported in audited financial statements prepared on behalf of the Company, by (B) a fraction, the numerator of which is the number of calendar days in the applicable fiscal year and the denominator of which is the number of calendar days in the Measurement Period.

(iv)         “Qualifying Transaction” means a corporate transaction whereby the Company acquires all of the equity interests or all or substantially all of the assets of an unrelated company, corporation, partnership, or other entity.

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The foregoing description of the Harrington Standard Award and the Harrington Performance Award does not purport to be complete and is qualified in its entirety by reference to, with respect to the Harrington Standard Award, the Form of Nonqualified Stock Option Agreement awarded under the Incentive Plan, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2016 by the Company with the SEC and, with respect to the Harrington Performance Award, the Nonqualified Stock Option Agreement, dated as of April 13, 2017, by and between the Company and Mr. Harrington, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and in each case are incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Nonqualified Stock Option Agreement, dated as of April 13, 2017, by and between Snap Interactive, Inc. and Alexander Harrington.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 19, 2017

SNAP INTERACTIVE, INC.

		By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Nonqualified Stock Option Agreement, dated as of April 13, 2017, by and between Snap Interactive, Inc. and Alexander Harrington.

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